UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2003

Dotronix, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-9996	41-1387074
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

160 First Street S.E., New Brighton, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 633-1742

(Not applicable)
(Former name of former address, if changed since last report)

Item 5.             Other Events and Regulation FD Disclosure.

On June 17, 2003, Dotronix, Inc. announced that its President, William S. Sadler, has died unexpectedly, and that its board of directors has elected Kurt T. Sadler as Acting President.  The Company’s press release regarding these matters is filed herewith as Exhibit 99.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                  Exhibits

Exhibit No.	Description

99	Press release dated June 17, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    June 18, 2003

DOTRONIX, INC.

By:	/s/ Robert V. Kling
Robert V. Kling
Treasurer and Secretary